Exhibit 4.5

[ON MEREO BIOPHARMA GROUP PLC LETTERHEAD]

To:	Kreos Capital V (UK) Limited (as Agent)

Kreos Capital V (UK) Limited (as Security Agent)

Kreos Capital V (UK) Limited (as Lender)

Silicon Valley Bank (as Lender)

10 February 2020

Dear Sirs,

£20,455,000 loan agreement (the “Agreement”) dated 28 September 2018 between Silicon Valley Bank (as lender), Kreos Capital V (UK Limited) (as lender, Agent and Security Agent), Mereo BioPharma Group PLC (as the Borrower), the Guarantors listed therein as Guarantors as amended pursuant to a Deed of Consent and Amendment dated 17 April 2019

1.	BACKGROUND

(a)	This letter is supplemental to and amends the Agreement.

(b)	This letter is a deed and is delivered by each Party to it as a deed on the date first before written.

2.	INTERPRETATION

(a)	Capitalised terms defined in the Agreement have the same meaning when used in this letter.

(b)

The provisions of clauses 17.2 (Interpretation) of the Agreement apply to this letter as though they were set out in full in this letter except that references to the Agreement are to be construed as references to this letter.

(c)	“Effective Date” means the date on which this letter has been signed by all the parties hereto.

3.	AMENDMENTS

(a)

The Lenders hereby consent to the entry by the Obligors into the Novartis 2020 Convertible Loan (as defined below). The Agreement will be amended from the Effective Date in accordance with paragraph (c) below.

(b)	On or prior to the Effective Date, the Borrower shall have provided the Agent with:

(i)	a copy of this letter countersigned by each Obligor; and

(ii)	a copy of the Novartis 2020 Subordination Agreement (as defined in paragraph (c)(iii) below) signed by each party to it.

(c)	The Agreement will be amended as follows:

(i)	In clause 17.1, the definition of Convertible Loan will be deleted and replaced with:

“Convertible Loan” means:

(a)	the Novartis 2016 Convertible Loan; and

(b)	the Novartis 2020 Convertible Loan.

(ii)	In clause 17.1, the definition of Subordination Agreement will be deleted and replaced with:

“Subordination Agreement” means:

(a)	the subordination agreement in respect of the Novartis 2016 Convertible Loan; and

(b)	the Novartis 2020 Subordination Agreement.”

(iii)	In clause 17.1, the following definitions are included in alphabetical order:

“Novartis 2020 Convertible Loan” means the convertible loan pursuant to a loan note instrument dated on or about the Second Convertible Note Consent Effective Date between the Borrower (as the issuer) and Novartis (as the noteholder) as amended from time to time.

“Novartis 2016 Convertible Loan” means the convertible loan pursuant to the loan note instrument dated 3 June 2016 between the Borrower (as the issuer) and Novartis (as the noteholder) as amended by a deed of amendment dated 4 May 2017 and a second deed of amendment dated 31 October 2017.

“Second Convertible Note Consent Effective Date” has the meaning given to the term “Effective Date” in the amendment and waiver letter dated _____________________ 2020 between the Obligors, the Lenders, the Agent and the Security Agent.

“Novartis 2020 Subordination Agreement” means the subordination agreement dated on or about the Second Convertible Note Consent Effective Date in respect of the Novartis 2020 Convertible Loan.”

4.	REPRESENTATIONS

Each Obligor confirms that on the date of this letter and on the Effective Date the warranties set out in the schedule:

(i)	are correct; and

(ii)	would also be correct if references to the Agreement were construed as references to the Agreement as amended by this letter.

5.	MISCELLANEOUS

(a)	This letter is a Loan Document.

(b)	From the Effective Date, the Agreement and this letter will be read and construed as one document.

(c)	Except as otherwise provided in this letter, the Loan Documents remain in full force and effect.

(d)

Except to the extent expressly waived in this letter, no waiver of any provision of any Loan Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Loan Documents.

6.	GOVERNING LAW

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

EXECUTED as a Deed and delivered on the date above:

EXECUTED as a DEED by

MEREO BIOPHARMA GROUP PLC

acting by Denise Scots-Knight a director in the presence of a witness

/s/ Denise Scots-Knight

Director

/s/ Gemma Avery
Witness

Name:	Gemma Avery

Address:	76 Warescot Road

Brentwood CM15 9HE

Occupation:	Personal Assistant

EXECUTED as a DEED by

MEREO BIOPHARMA 1 LIMITED

acting by Denise Scots-Knight a director in the presence of a witness

/s/ Denise Scots-Knight

Director

/s/ Gemma Avery
Witness

Name:	Gemma Avery

Address:	76 Warescot Road

Brentwood CM15 9HE

Occupation:	Personal Assistant

EXECUTED as a DEED by

MEREO BIOPHARMA 2 LIMITED

acting by Denise Scots-Knight a director in the presence of a witness

/s/ Denise Scots-Knight

Director

/s/ Gemma Avery
Witness

Name:	Gemma Avery

Address:	76 Warescot Road

Brentwood CM15 9HE

Occupation:	Personal Assistant

EXECUTED as a DEED by

MEREO BIOPHARMA 3 LIMITED

acting by Denise Scots-Knight a director in the presence of a witness

/s/ Denise Scots-Knight

Director

/s/ Gemma Avery
Witness

Name:	Gemma Avery

Address:	76 Warescot Road

Brentwood CM15 9HE

Occupation:	Personal Assistant

EXECUTED as a DEED by

MEREO BIOPHARMA 4 LIMITED

acting by Denise Scots-Knight a director in the presence of a witness

/s/ Denise Scots-Knight
Director

/s/ Gemma Avery
Witness

Name:	Gemma Avery

Address:	76 Warescot Road

Brentwood CM15 9HE

Occupation:	Personal Assistant

Executed as a Deed by

MEREO BIOPHARMA IRELAND LIMITED

by its lawfully appointed attorney Charles Sermon in the presence of a witness

/s/ Charles Sermon
Charles Sermon

/s/ Gemma Avery
Witness

Name:	Gemma Avery

Address:	76 Warescot Road

Brentwood CM15 9HE

Occupation:	Personal Assistant

EXECUTED as a DEED by

NAVI SUBSIDIARY, INC.

/s/ Denise Scots-Knight

By: Denise Scots-Knight

/s/ Gemma Avery
Witness

Name:	Gemma Avery

Title:	Personal Assistant

EXECUTED as a DEED by

ONCOMED PHARMACEUTICALS, INC.

/s/ Denise Scots-Knight

By: Denise Scots-Knight

/s/ Gemma Avery
Witness

Name:	Gemma Avery

Title:	Personal Assistant

EXECUTED as a DEED by MEREO US HOLDINGS INC.

/s/ Denise Scots-Knight

By: Denise Scots-Knight	/s/ Gemma Avery

Witness

Name:	Gemma Avery

Title:	Personal Assistant

The Lender, Agent and Security Agent

EXECUTED as a DEED by

KREOS CAPITAL V (UK) LIMITED
acting by Luca Colciago a director in the presence of a witness

/s/ Luca Colciago
Director

/s/ Lauren Mahoney
Witness

Name:	Lauren Mahoney

Address:	25 Old Burlington St.

W1S 3AN, UK

Occupation:	Portfolio Administrator

The Lender

EXECUTED as a DEED by

SILICON VALLEY BANK

(a California corporation by Ian Murchie (authorised signatory) being a person who, in accordance with the laws of that territory, is acting under the authority of the corporation

/s/ Ian Murchie
Authorised signatory

SCHEDULE

Warranties

Each Warrantor, as the case may be, represents and warrants to the Finance Parties as follows:

1	DUE INCORPORATION AND AUTHORISATION; POWER AND AUTHORITY

1.1

The Borrower is a public company and each Guarantor is a private company with limited liability (other than Navi Sub, OncoMed Pharmaceuticals, Inc. and Mereo US Holdings, which is in each case a corporation)), in each case duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has power to carry on its business as it is now being conducted and to own its property and other assets. The Borrower has previously delivered to the Agent Perfection Certificates relating to itself and each Guarantor. Each Obligor represents and warrants to the Finance Parties that: (a) its exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) it is an organisation of the type, and is incorporated in the jurisdiction, set out in the Perfection Certificate; and (c) the Perfection Certificate accurately sets out each Obligor’s registered number; and (d) the Perfection Certificate accurately sets out such Obligor’s corporate seat and its registered office as well as such Obligor’s postal address if different from its registered office.

1.2

The execution, delivery and performance of this Deed and the other Loan Documents to which any Obligor is a party are within the corporate powers of such Obligor, have been duly authorised by all necessary corporate and other action and do not and will not conflict with (i) any law or regulation applicable to it; (ii) the constitutional documents of such Obligor or any other organisational documents; (iii) any agreement or instrument binding on such Obligor or (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and customary filings with any Governmental Authority necessary to register or perfect any Lien created pursuant to the Loan Documents) or (v) constitute an event of default under any material agreement by which such Obligor is bound. Each Obligor is not in default under any agreement to which it is a party or by which it or its assets are bound in which the default could reasonably be expected to have a material adverse effect on such Obligor’s business.

2	NOVARTIS 2016 CONVERTIBLE LOAN

2.1	The Novartis 2016 Convertible Loan has been converted into shares in the Borrower.